SUB-ITEM 77M

At the close of business of August 8, 2014, the following transactions occurred:

1. MFS New Discovery Series, a series of MFS Variable Insurance Trust (the "Trust"), acquired all of the assets and liabilities of the MFS New
      Discovery Portfolio (an "Acquired Fund"), a series of MFS Variable Insurance Trust II. The circumstances and details of this transaction are described in the Trust's Registration Statement on Form N-14 on behalf of the MFS New Discovery Series (File No. 333-195614), as filed with the Securities and Exchange Commission via EDGAR on May 1, 2014, under Rule 488 under the Securities Act of 1933. Such description is incorporated herein by reference.

2. MFS Utilities Series, a series of the Trust, acquired all of the assets and liabilities of the MFS Utilities Portfolio (an "Acquired Fund"), a series of MFS Variable Insurance Trust II. The circumstances and details of this transaction are described in the Trust's Registration Statement on Form N-14 on behalf of the MFS Utilities Series (File No. 333-195616), as filed with the Securities and Exchange Commission via EDGAR on May 1, 2014, under Rule 488 under the Securities Act of 1933. Such description is incorporated herein by reference; and

3. MFS Value Series, a series of the Trust, acquired all of the assets and liabilities of the MFS Value Portfolio (an "Acquired Fund"), a series of MFS Variable Insurance Trust II. The circumstances and details of this transaction are described in the Trust's Registration Statement on Form N-14 on behalf of the MFS Value Series (File No. 333-195619), as filed with the Securities and Exchange Commission via EDGAR on May 1, 2014, under Rule 488 under the Securities Act of 1933. Such description is incorporated herein by reference.

Each Acquired Fund has ceased to be an investment company as defined in the Investment Company Act of 1940.